UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 13, 2007

Date of Report (Date of earliest event reported)

FNB Financial Services Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 000-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400
Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant's telephone number, including area code)

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 1.01 – Entry into a Material Definitive Agreement	3

Item 9.01 – Financial Statements and Exhibits	4

Signatures	5

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2007, FNB Southeast, a North Carolina banking corporation and a wholly-owned subsidiary of FNB Financial Services Corporation (“FNB”) (the “Registrant”), entered into the Purchase and Assumption Agreement (the “Agreement”) with New Peoples Bank (“NPB”), a wholly-owned subsidiary of New Peoples Bankshares, Inc., to sell two of its branches located in the Norton and Pennington Gap, Virginia area.

The Agreement provides that NPB will assume the deposits, fixed assets and certain of the outstanding loans of the FNB Southeast branches.  In the aggregate, the transaction covers approximately $60.4 million of deposits and $14.6 million of loans.  Under the terms of the Agreement, NPB will pay FNB Southeast a premium on the outstanding deposits on the effective date of the transaction, plus the net book value of the loans, and certain other amounts for the real and personal property of the branches.

Consummation of the transaction is subject to a number of customary conditions, including the receipt of all required regulatory approvals.  The transaction is expected to be completed in the second quarter of 2007.

The Purchase and Assumption Agreement, dated as of April 13, 2007, between FNB Southeast and NPB, is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.  A copy of the press release, dated April 17, 2007 issued by FNB Southeast, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1 99.2	Purchase and Assumption Agreement, dated as of April 13, 2007, between New Peoples Bank and FNB Southeast. Press release dated April 17, 2007.

S  I  G  N  A  T  U  R  E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION
(Registrant)
By: /s/ K. Dwight Willoughby

K. Dwight Willoughby
Senior Vice President, Chief Accounting Officer and Controller

Date:      April 18, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1 99.2	Purchase and Assumption Agreement, dated as of April 13, 2007, between New Peoples Bank and FNB Southeast. Press release dated April 17, 2007.